Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Scott Eckstein 212.477.8438 / 212.477.8261 lberman@igbir.com / seckstein@igbir.com

Compass Diversified Holdings Announces Share Offering

Westport, Conn., December 7, 2016—Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), announced today it has commenced a public offering of 5,600,000 common shares, with a 30-day option for the underwriters to purchase up to an additional 840,000 common shares. Net proceeds from the offering will be used to repay a portion of the outstanding balance of CODI’s revolving credit facility.

BofA Merrill Lynch and UBS Investment Bank are the lead book-running managers on the offering and Jefferies and Raymond James are also book-running managers on the offering with William Blair, Janney Montgomery Scott, and CJS Securities acting as co-managers. A copy of the preliminary prospectus supplement relating to the offering may be obtained from the following addresses:

BofA Merrill Lynch	UBS Investment Bank
NC1-004-03-43	Attn: Prospectus Department
200 North College Street, 3rd Floor	1285 Avenue of the Americas
Charlotte, NC 28255-0001	New York, NY 10019
Email: dg.prospectus_requests@baml.com

Jefferies	Raymond James
Attn: Equity Syndicate Prospectus Department	880 Carillon Parkway
520 Madison Avenue, 2nd Floor	St. Petersburg, Florida 33716
New York, New York 10022

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement and prospectus filed by CODI with the SEC.

About Compass Diversified Holdings (“CODI”)

CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our eight majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built tactical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	Environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings (Clean Earth);

•	The design and marketing of wearable baby carriers, strollers and related products (ERGObaby);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The manufacture and marketing of branded, hemp-based food products (Manitoba Harvest); and

•	The manufacture and marketing of portable food warming fuels and creative ambience solutions for the hospitality and consumer markets (Sterno Products).

In addition, we own approximately 14% of the common stock of Fox Factory Holding Corp. (“FOX”, Nasdaq: FOXF), a former subsidiary business that completed its initial public offering in August 2013. FOX designs and manufactures high-performance suspension products primarily for mountain bikes, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2015, as amended by the Form 8-K filed on December 7, 2016 other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.